UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

6650 S. El Camino Road Las Vegas, Nevada 89118

(Address of registrant’s principal executive office)

(702) 897-7150

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.      Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On August 14, 2017, Scientific Games Corporation (the “Company”) entered into Amendment No. 3 to the Credit Agreement, dated as of October 18, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, including without limitation, by that certain Amendment No. 1, dated as of October 1, 2014, and that certain Amendment No. 2, dated as of February 14, 2017, the “Credit Agreement”), by and among the Company, Scientific Games International, Inc. (“SGI”), a wholly owned subsidiary of the Company, the several banks and other financial institutions or entities from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (such amendment, “Amendment No. 3”).

Amendment No. 3 (i) creates a new tranche of $3,283 million term loans under the Credit Agreement (the “New Term Loans”) due August 14, 2024 (subject to an accelerated maturity under certain circumstances), (ii) reduces the applicable margin for the term loans to 3.25% per annum for eurodollar (LIBOR) loans and 2.25% per annum for base rate loans and (iii) modifies certain other covenants as set forth in Amendment No. 3.

A portion of the proceeds of the New Term Loans was used to prepay some of the existing term loans, and the remaining term loans were converted into New Term Loans.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by the full text of this agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.      Regulation FD disclosure.

On August 14, 2017, the Company issued a press release announcing the entry into Amendment No. 3. A copy of the press release announcing the closing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained under Item 7.01 in this Report, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, as amended (the “Exchange Act”), or subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Report, including Exhibit 99.1, contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. These forward-looking statements involve certain risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements, as discussed further in the press release attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3, dated as of August 14, 2017, among Scientific Games International, Inc., as the borrower, Scientific Games Corporation, the several banks and other financial institutions or entities from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender, which amended and restated the Credit Agreement, dated as of October 18, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, including without limitation, by that certain Amendment No. 1, dated as of October 1, 2014, and that certain Amendment No. 2, dated as of February 14, 2014).

99.1	Press Release of Scientific Games Corporation, dated August 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Michael A. Quartieri
Name: Michael A. Quartieri Title: Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

Date: August 14, 2017

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3, dated as of August 14, 2017, among Scientific Games International, Inc., as the borrower, Scientific Games Corporation, the several banks and other financial institutions or entities from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender, which amended and restated the Credit Agreement, dated as of October 18, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, including without limitation, by that certain Amendment No. 1, dated as of October 1, 2014, and that certain Amendment No. 2, dated as of February 14, 2014).

99.1	Press Release of Scientific Games Corporation, dated August 14, 2017.